Exhibit 31.1

CERTIFICATION
I, Frank J. Fertitta III, certify that:

1.	I have reviewed this quarterly report on Form 10-Q/A of Red Rock Resorts, Inc.; and

2.
Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 21, 2020

/s/ FRANK J. FERTITTA III
Frank J. Fertitta III Chief Executive Officer